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                                                                    EXHIBIT 23.3

                         VALUATION RESEARCH CORPORATION
                              100 Nassau Park Blvd
                              Princeton, NJ 08540
                              Office: 609-452-0900
                               Fax: 609-452-7651

June 7, 2004

Re: Valuation Appraisal of Eagle Test Systems, Inc.

We hereby consent to the use of our firm's name in the Form S-1 of Eagle Test Systems, Inc., and all amendments thereto, and to the reference to our firm under the heading "Experts" in the prospectus in the Form S-1 of Eagle Test Systems, Inc. to be filed with the Securities and Exchange Commission.


                                        Very truly yours,

                                        VALUATION RESEARCH


                                        By: /s/ John D. Czapla
                                            John D. Czapla, CFA, ASA
                                            Vice President